Exhibit 99.1

FOR IMMEDIATE RELEASE
September 25, 2025

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Media Team

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Editor@aarcorp.com

AAR acquires leading parts distributor ADI American Distributors

ADI expands AAR’s fast growing new parts Distribution and accelerates the Company’s strategy to expand market share

Wood Dale, Illinois — AAR CORP. (NYSE: AIR), a leading provider of aviation services to commercial and government operators, MROs, and OEMs, announced today it has acquired American Distributors Holding Co., LLC (ADI), a leading distributor of components and assemblies, for $146 million in an all cash transaction funded using the Company’s existing revolving credit facility. The acquisition immediately expands AAR's new parts Distribution activity with new additional product lines and extensive OEM relationships. The business will become part of AAR’s Parts Supply segment.

Founded in 1983, ADI distributes to a broad set of commercial and defense customers across the aerospace and defense industry. The company’s approximately 400 team members provide value-added distribution services, including parts and assemblies, to its OEM partners. ADI serves its customers from six locations across the US, UK, and India. For the trailing twelve months ended June 30, 2025, ADI generated $149 million in revenue and $15.2 million in EBITDA.

STRATEGIC RATIONALE

•	Expands AAR’s new parts Distribution offerings: ADI’s complementary electronics product lines broaden AAR’s new parts Distribution offerings. This represents a large total addressable market with significant fragmentation and high growth opportunities.

•	Grows partnerships and revenues: The acquisition adds new OEM partnerships to AAR’s offerings and deepens AAR’s existing OEM relationships. The Company plans to leverage its existing market position to significantly grow ADI revenues.

•	Positions ADI for margin improvement: AAR expects incremental margin improvement through sales growth, operational efficiency, and business optimization.

EXECUTIVE SUMMARY

“AAR Distribution is AAR’s fastest growing activity, averaging more than 20% organic growth in each of the last four years. This acquisition will strengthen our offering and position us for continued future growth. We expect to leverage AAR’s broad market reach to increase ADI’s market share and expand their product offering,” said John M. Holmes, AAR’s Chairman, President and CEO. “We are excited to welcome the ADI team to AAR.”

“ADI is excited to become part of AAR,” said David Beck, ADI’s Founder and CEO. “Since ADI’s founding, we have focused on providing exceptional service to our vendors and customers, and we will be maintaining this focus with AAR while expanding the reach of our solutions.”

For more information on AAR, visit aarcorp.com.

About AAR

AAR is a global aerospace and defense aftermarket solutions company with operations in over 20 countries. Headquartered in the Chicago area, AAR supports commercial and government customers through four operating segments: Parts Supply, Repair & Engineering, Integrated Solutions, and Expeditionary Services. Additional information can be found at aarcorp.com.

About ADI American Distributors

ADI American Distributors LLC is a global distributor of high-performance electronic components and a provider of supply chain and manufacturing services. Headquartered in Randolph, New Jersey, ADI serves the aerospace, defense, medical, and industrial sectors by providing customized integrated supply chain solutions. The company offers electronic components, assemblies, and manufacturing services. Additional information can be found at americandistr.com.

This press release contains certain statements regarding the anticipated benefits of the ADI acquisition, including statements related to the expansion of the Company’s new parts distribution activities, offerings and relationships, and related sales growth. Such statements are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995 and reflect management’s expectations about future conditions. Forward-looking statements may also be identified because they contain words such as ‘‘anticipate,’’ ‘‘believe,’’ ‘‘continue,’’ ‘‘could,’’ ‘‘estimate,’’ ‘‘expect,’’ ‘‘intend,’’ ‘‘likely,’’ ‘‘may,’’ ‘‘might,’’ ‘‘plan,’’ ‘‘potential,’’ ‘‘predict,’’ ‘‘project,’’ ‘‘seek,’’ ‘‘should,’’ ‘‘target,’’ ‘‘will,’’ ‘‘would,’’ or similar expressions and the negatives of those terms. These forward-looking statements are based on beliefs of management, as well as assumptions and estimates based on information currently available to us, and are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated. For a discussion of these and other risks and uncertainties, refer to “Risk Factors” in our most recent Annual Report on Form 10-K. Should one or more of these risks or uncertainties materialize adversely, or should underlying assumptions or estimates prove incorrect, actual results may vary materially from those described and the anticipated benefits of the acquisition may not be realized. These events and uncertainties are difficult or impossible to predict accurately and many are beyond our control. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events, except as required by law.